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                                                                    EXHIBIT 5(a)

                                STIKEMAN ELLIOTT

                         ------------------------------

                             Barristers & Solicitors

   1155 Rene-Levesque Blvd. West, 40th Floor, Montreal, Quebec. Canada H3B 3V2
            Tel: (514) 397-3000 Fax: (514) 397-3222 www.stikeman.com

                                                                  August 15 2001

INTERTAPE POLYMER GROUP INC.
110 E. Montee De Liesse
St. Laurent, Quebec
Canada
H4T IN4

Gentlemen:

         We have acted as counsel for Intertape Polymer Group, Inc., a corporation organized under the CANADA BUSINESS CORPORATION Act (the "Company"), in connection with the proposed issuance of common shares, no par value, of the Company to the Intertape Polymer Group Inc. USA Employee's Stock Ownership and Retirement Savings Plan (the "Plan"). The Company intends to file with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") under the UNITED STATES SECURITIES Act of 1933, as amended (the "Act"), with respect to the common shares to be issued by the Company to the Plan.

         In connection with the foregoing, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"):
(i) the Company's articles of incorporation and bylaws; (ii) resolutions of the Company's Board of Directors authorizing the issuance of the common shares to the Plan; (iii) the Registration Statement and schedules and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.


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                                STIKEMAN ELLIOTT


         Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that the common shares to be issued by the Company to the Plan have been duly and validly authorized, and when issued and fully paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

         We express no opinion as to the laws of any jurisdiction other than the laws of the province of Quebec and the federal laws of Canada applicable therein. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the province of Quebec and the federal laws of Canada applicable therein as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention, or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                                Sincerely,


                                                                Stikeman Elliott



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